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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-70122, 333-68060, 333-68062, 333-56642,
333-42620, 333-87194 and 333-82562), in the Registration Statement on Form S-4 (No. 333-75490), and in the Registration Statements on Form S-8 (Nos. 333-66455, 333-66457, 333-61928, 333-67432, 333-87764, 333-88160, 333-88158, 333-88154 and
333-88190) of Brooks - PRI Automation, Inc. (formerly Brooks Automation, Inc.) of our report dated November 19, 2001 relating to the financial statements of PRI Automation, Inc. which appears in this Current Report on Form 8-K/A of Brooks - PRI Automation, Inc.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
May 10, 2002